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                                                                   EXHIBIT 23.1



                         CONSENT OF ERNST & YOUNG LLP,
                            INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 28, 1998, with respect to the combined financial statements of North American Can Operations (a component of Reynolds Metals Company) included in the Registration Statement (Form S-4) and related Prospectus of Ball Corporation for the registration of $300,000,000 of 7 3/4% Senior Notes Due 2006 and $250,000,000 of 8 1/4%
Senior Subordinated Notes Due 2008.

                                   /s/ Ernst & Young LLP


Richmond, Virginia
October 28, 1998